EXHIBIT 99

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Bruce N. Alpert and James E. McKee (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Q RESEARCH FUNDS (the "Trust"), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $1.00 per share, of the Trust, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned officers and Trustees themselves might or could do.

         IN WITNESS WHEREOF, the undersigned officers and Trustees have hereunto set their hands this 24th day of March, 2003.



/s/Mario J. Gabelli                                /s/Anthony J. Colavita
------------------------                           ------------------------
Mario J. Gabelli                                   Anthony J. Colavita
Chairman & Trustee                                 Trustee




/s/Vincent D. Enright                              /s/Robert J. Morrissey
------------------------                           ------------------------
Vincent D. Enright                                 Robert J. Morrissey
Trustee                                            Trustee




/s/Karl Otto Pohl                                  /s/Henry G. Van der Eb
------------------------                           ------------------------
Karl Otto Pohl                                     Henry G. Van der Eb
Trustee                                            Trustee



/s/Anthonie C. van Ekris                           /s/Salvatore J. Zizza;
------------------------                           ------------------------
Anthonie C. van Ekris                              Salvatore J. Zizza;
Trustee                                            Trustee